Exhibit 10.18

AMENDMENT TO THE

FIRST BANK 2010 EQUITY BASED INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the 2010 Equity Based Incentive Plan (the “Plan”) of FirstBank (the “Bank”) was approved and adopted by the Administrators of the Plan on September 1, 2016.

1.	A new subsection (d) shall be added to Section 6 of the Plan:

“Following the effective date of the Company’s initial public offering of its Common Stock (the “IPO”) and contingent upon completion of the IPO, and notwithstanding anything in the Plan to the contrary, the Company may permit Participants to elect to receive, on a one-for-one basis, a share of Common Stock for each EBI Unit vested to such Participant, instead of receiving an amount in cash for each EBI Unit vested to such Participant. If so permitted by the Company, a Participant must make such election at the time and in the form provided by the Company, and pursuant to such terms and conditions as specified by the Company. Any such election shall not be made earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan. A total of 20,200 shares of the Company’s Common Stock shall be reserved for issuance pursuant to this Section 6(d). For the avoidance of doubt, nothing in this Section 6(d) shall change the Payment Date for any EBI Units.” This new subsection (d) shall be effective as of the effective date of the IPO.

2.	Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned, being the Administrators of the Plan of the Bank, have executed this instrument as of the date and time indicated above.

ADMINISTRATORS OF THE PLAN

By:	/s/ Christopher T. Holmes
Christopher T. Holmes
President and Chief Executive Officer

AND

/s/ James W. Ayers
James W. Ayers
Chairman